UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2024

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On April 30, 2024, DaVita Inc. (the “Company”) entered into a letter agreement (the “Share Repurchase Agreement”) with Berkshire Hathaway Inc., on behalf of itself and its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (collectively, “Investor”), the largest stockholder of the Company. Pursuant to the Share Repurchase Agreement, at any time Investor beneficially owns at least 45.0% of the issued and outstanding common stock of the Company (the “Common Stock”) in the aggregate, the Company shall repurchase from Investor, and Investor shall sell to the Company, on a quarterly basis, a number of shares of Common Stock sufficient to return Investor’s aggregate beneficial ownership to 45.0% of the issued and outstanding Common Stock. The per share price the Company will pay Investor in connection with any such repurchase will be the volume-weighted average per share price paid by the Company for any shares of Common Stock repurchased by the Company from public stockholders pursuant to the Company’s share repurchase plan during the applicable repurchase period.
Repurchases of shares of Common Stock by the Company from Investor under the Share Repurchase Agreement will occur on the date that is two business days prior to the date of the Company’s regular quarterly or annual (as applicable) investor call to report earnings (as publicly announced by the Company); however, if at any time the Company determines that Investor owns or will own (whether of record or beneficially) shares of Common Stock representing more than 49.5% of the issued and outstanding Common Stock in the aggregate, such determination will trigger immediate share repurchases by the Company under the Share Repurchase Agreement.
In addition, pursuant to the Share Repurchase Agreement, Investor also agreed that it would cause any share of Common Stock that it beneficially owns in excess of 40% of the aggregate issued and outstanding shares of Common Stock to be voted or consented on any matter in accordance with the recommendation of the Company’s Board of Directors. The Share Repurchase Agreement does not amend, supersede or otherwise modify the Company’s existing restated standstill letter agreement, dated as of February 9, 2022, with Investor, which remains in full force and effect in accordance with its terms.
The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Share Repurchase Agreement, dated as of April 30, 2024, by and between DaVita Inc. and Berkshire Hathaway Inc.
104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: May 1, 2024	By:	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal and Public Affairs Officer